UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2011

QUAKER CHEMICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-12019	23-0993790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Quaker Park, 901 E. Hector Street, Conshohocken, Pennsylvania		19428-2380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-832-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At Quaker Chemical Corporation’s (the “Company’s”) Annual Meeting of Shareholders held on May 11, 2011 (the “2011 Annual Meeting”), the Company’s shareholders, upon the recommendation of the Company’s Board of Directors (the “Board of Directors”), among other things, approved the adoption of the following: (i) the Global Annual Incentive Plan (the “GAIP”) to allow bonus awards under the GAIP to qualify as performance-based compensation not subject to a limit on deductibility under Section 162(m) of the Internal Revenue Code; and (ii) the 2011 Long-Term Performance Incentive Plan (the “2011 LTIP”).

The GAIP

The GAIP is intended to provide employees of the Company or a subsidiary of the Company with an opportunity to receive incentive bonuses based on the achievement of objective, pre-established criteria and performance targets. Currently, awards are made annually and payment is based on performance during the fiscal year. However, the Compensation/Management Development Committee of the Board of Directors (the “Committee”) may designate performance periods that are longer or shorter than a fiscal year. For the 2011 calendar year performance period, 344 employees are eligible for the GAIP. At the beginning of each performance period, the Committee intends to determine the employees who are eligible to participate and each participant’s maximum award, which typically is a specified percentage of his or her base salary. The Committee also intends to establish a schedule or matrix of one or more performance criteria and performance targets for each participant (or group of participants) which will show the percentage of the target and maximum award payable under various levels of achieved performance. The Committee may select one or more performance criteria for each participant (or group of participants) from the following list: profit before taxes, profit after taxes, stock price, market share, gross revenue, net revenue, pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of these business criteria. The Committee may also modify the business criteria to take into account significant non-recurring items or provide for adjustment to reflect business costs and expenses as the Committee deems appropriate, but any modification or adjustment may not increase the amount payable to any covered employee unless the modification is specified during the period in which the performance goals are established. The criteria may be applied to the individual, a division, a regional business unit, the Company or a subsidiary of the Company. Additional business criteria on which an individual’s performance may be measured are: implementing policies and plans, negotiating transactions and sales, developing long-term business goals and exercising managerial responsibilities.

For calendar year 2011, the payment of the incentive opportunity is dependent on the accumulation of a bonus pool beginning with the achievement of a previously established consolidated net income (profit after tax) threshold and the attainment of previously established individual business and/or personal goals. A portion of the financial component of the bonus will be based on regional performance for those in regional operations. The maximum financial bonus amount is determined by multiplying the base salary of the applicable position by a previously established incentive award percentage. The greater the weight of the position and resultant impact on profitability of Quaker, the greater the percentage. Depending upon the performance level achieved, the bonus amount can be as high as the maximum or, if performance in calendar year 2011 is at expected levels, then payout will be at target and if below the threshold level(s) of financial performance, no bonus will be paid other than what, if any, may be earned on attainment of individual goals.

At the end of the performance period, the Committee will determine the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained will be applied to the schedule or matrix to determine the percentage (if any) of the participant’s target award earned for the performance period. The Committee may not increase the amount of compensation that would otherwise be payable to a covered employee upon achievement of performance targets, but it may reduce a participant’s award if it believes such action would be in the best interests of Quaker and its shareholders. The Committee will determine whether and to what extent the performance goals have been achieved as soon as practicable after the close of the performance period and thereafter pay any bonus in cash or common stock equal in value to the cash otherwise payable. No bonus will be paid to any participant who is not an employee on the date the bonus is scheduled to be paid, with certain exceptions in the event of death, disability, retirement or other circumstances determined by the Committee. Under the GAIP, if there is a change in control (as defined in the GAIP), any earned and unpaid bonus for the prior performance period and the target bonus for the current period will be paid to the participant. Also, if a participant terminates employment after the last day of the performance period but before the bonus is paid, the Committee has the discretion to pay the bonus based on the participant’s performance for the year.

The maximum cash bonus that may be paid to any individual with respect to performance periods ending in any year is $3,000,000. The maximum stock bonus that may be paid to any individual with respect to performance periods ending in any year is 100,000 shares of common stock. A total of 500,000 shares of common stock has been reserved for bonuses under the GAIP of which 302,000 shares remain available for future bonuses. The stock limits will be adjusted to reflect certain changes in the Company’s capitalization, such as stock splits and stock dividends.

The 2011 LTIP

There are six types of awards that may be granted under the 2011 LTIP:

•	options to purchase common stock;

•	stock appreciation rights which give the participant the right to appreciation in the value of common stock between the date of grant and the date of exercise;

•	restricted stock which is common stock that vests on achievement of performance goals (referred to as performance stock) or other conditions such as continued employment for a stated period;

•

restricted stock units which represent the right to receive common stock (or cash) on achievement of performance goals (referred to as performance stock units) or other conditions such as continued employment for a stated period;

•	stock grants that are fully vested; and

•	performance incentive units which represent the right to receive cash on achievement of performance goals.

The Company has reserved 600,000 shares of common stock for issuance under the 2011 LTIP. During any calendar year, no employee may be granted:

•	options covering more than 300,000 shares of common stock;

•	stock appreciation rights representing appreciation on more than 300,000 shares of common stock;

•	performance stock for more than 300,000 shares of common stock; or

•	performance stock units representing more than 300,000 shares of common stock.

In addition, there are limits on the total number of shares of common stock available for certain types of awards over the life of the 2011 LTIP: restricted stock (300,000 shares); restricted stock units (300,000 shares); and stock grants (250,000 shares). Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than common stock, the common stock not issued under that award will again become available for grant under the 2011 LTIP. If common stock is surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the shares issued net of the shares withheld or surrendered will be counted against the number of shares of common stock available under the 2011 LTIP.

The foregoing descriptions of the GAIP and the 2011 LTIP are qualified in their entirety by reference to the GAIP and the 2011 LTIP, copies of which are filed as Appendix B and C to the Company’s Proxy Statement on Schedule 14A filed on March 31, 2011, and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As of March 4, 2011, the record date for the 2011 Annual Meeting, the holders of 988,631 shares of the Company’s common stock were entitled to cast ten votes for each share held and the holders of 10,542,741 shares of the Company’s common stock were entitled to cast one vote for each share held, for a total of 20,429,051 votes. Shareholders present in person or by proxy at the 2011 Annual Meeting were entitled to cast 18,466,485 votes. Set forth below are the matters acted upon by the shareholders at the 2011 Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected three directors to serve a three-year term until the 2014 annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

Directors	For	Withhold	Broker Non-Votes
Michael F. Barry	16,573,724	309,500	1,583,261
Robert E. Chappell	16,673,432	209,792	1,583,261
Robert H. Rock	16,529,692	353,532	1,583,261

Proposal No. 2 – Approval of the Global Annual Incentive Plan

The shareholders approved the adoption of the GAIP. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
16,367,060	447,670	68,494	1,583,261

Proposal No. 3 – Approval of the 2011 Long-Term Performance Incentive Plan

The shareholders approved the adoption of the 2011 LTIP. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
14,321,542	2,498,425	63,257	1,583,261

Proposal No. 4 – Advisory Vote on Compensation of the Company’s Named Executive Officers

The Company’s shareholders approved, on a non-binding basis, the Company’s compensation of its named executive officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative disclosures contained in the Company’s Proxy Statement for the 2011 Annual Meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
16,332,138	466,827	84,259	1,583,261

Proposal No. 5 – Advisory Vote on the Frequency of the Advisory Vote on Compensation of the Company’s Named Executive Officers

The Board of Directors of the Company recommended that the advisory vote on executive compensation be held every three years. The Company’s shareholders indicated their preference, on a non-binding basis, that the advisory vote on executive compensation be held every three years. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
4,411,489	114,340	12,287,796	72,639	1,580,221

After considering the results of the vote, the Company has determined to hold the advisory vote on compensation every three years.

Proposal No. 6 – Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2011

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2011. The results of the vote were as follows:

For	Against	Abstain
18,208,812	228,802	28,871

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are included as part of this report:

Exhibit No.	Description

10.1	The Quaker Chemical Corporation Global Annual Incentive Plan, incorporated herein by reference to Appendix B to the Company’s Proxy Statement on Schedule 14A as filed on March 31, 2011.

10.2	The Quaker Chemical Corporation 2011 Long-Term Performance Incentive Plan, incorporated herein by reference to Appendix C to the Company’s Proxy Statement on Schedule 14A as filed on March 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 12, 2011	QUAKER CHEMICAL CORPORATION

	By:	/s/ D. Jeffry Benoliel
	Name:	D. Jeffry Benoliel
	Title:	Vice President - Global Strategy, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Quaker Chemical Corporation Global Annual Incentive Plan, incorporated herein by reference to Appendix B to the Company’s Proxy Statement on Schedule 14A as filed on March 31, 2011.

10.2	The Quaker Chemical Corporation 2011 Long-Term Performance Incentive Plan, incorporated herein by reference to Appendix C to the Company’s Proxy Statement on Schedule 14A as filed on March 31, 2011.